Exhibit 4.1

ELEVENTH SUPPLEMENTAL INDENTURE

THIS ELEVENTH SUPPLEMENTAL INDENTURE (this “Eleventh Supplemental Indenture”), is dated as of December 13, 2013, among Arch Coal, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and certain Guarantors have heretofore entered into an Indenture, dated July 31, 2009 (as heretofore supplemented, the “Indenture”), among the Company, such Guarantors and the Trustee, providing for the issuance of 8.750% Senior Notes due 2016 (the “Notes”), the related First Supplemental Indenture, dated February 8, 2010, among the Company, certain Guarantors and the Trustee; the related Second Supplemental Indenture, dated March 12, 2010, among the Company, certain Guarantors and the Trustee; the related Third Supplemental Indenture dated May 7, 2010, among the Company, certain Guarantors and the Trustee; the related Fourth Supplemental Indenture, dated December 15, 2010, among the Company, certain Guarantors and the Trustee; the related Fifth Supplemental Indenture, dated June 24, 2011, among the Company, certain Guarantors and the Trustee; the related Sixth Supplemental Indenture, dated October 7, 2011, among the Company, certain Guarantors and the Trustee; the related Seventh Supplemental Indenture, dated July 2, 2012, among the Company, certain Guarantors and the Trustee; the related Eighth Supplemental Indenture, dated July 31, 2012, among the Company, certain Guarantors and the Trustee; the related Ninth Supplemental Indenture, dated July 26, 2013, among the Company, certain Guarantors and the Trustee, and the related Tenth Supplemental Indenture, dated December 2, 2013, among the Company, certain Guarantors and the Trustee;

WHEREAS, $600,000,000 in aggregate principal amount of the Notes are currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Company desires to enter into, and has requested the Trustee to join with it and the Guarantors in entering into, this Eleventh Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Company has solicited consents relating to this Eleventh Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement, dated December 2, 2013, and the related Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);

WHEREAS, (a) the Company has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Eleventh Supplemental Indenture, (b) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Eleventh Supplemental Indenture an Opinion of Counsel and Officers’ Certificate relating to this Eleventh Supplemental Indenture as contemplated by Sections 9.08 and 12.04 of the Indenture, and (c) the Company and the Guarantors have satisfied all other conditions required under Article Nine of the Indenture to enable the Company and the Trustee to enter into this Eleventh Supplemental Indenture;

WHEREAS, all acts and requirements necessary to make this Eleventh Supplemental Indenture the legal, valid and binding obligation of each of the Company and the Guarantors have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE AND THE NOTES

Section 1.1  AMENDMENTS TO ARTICLES THREE, FOUR, FIVE AND SIX OF THE INDENTURE.

(a) The Indenture is hereby amended by deleting the following Sections and clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.02 (Corporate Existence);

Section 4.03 (Maintenance of Properties);

Section 4.04 (Insurance);

Section 4.06 (Limitation on Debt);

Section 4.07 (Limitation on Liens);

Section 4.08 (Limitation on Restricted Payments);

Section 4.09 (Limitation on Asset Sales);

Section 4.10 (Limitation on Transactions with Affiliates);

Section 4.11 (Change of Control);

Section 4.12 (Limitation on Sale and Leaseback Transactions);

Section 4.13 (Guarantees by Restricted Subsidiaries);

Section 4.14 (Limitation on Restrictions on Distributions from Restricted Subsidiaries);

Section 4.15 (Designation of Unrestricted and Restricted Subsidiaries);

Section 4.16 (Payment of Taxes and Other Claims);

Section 4.18 (Legal Existence);

Section 4.19 (Waiver of Stay, Extension or Usury Laws);

Section 4.21 (Covenant Termination);

Clause (b) of Section 4.05 (Statement as to Compliance);

Clauses (3) and (4) of Section 5.01(b) (Consolidation, Merger or Sale of Assets);

Clause (3) of Section 5.01(c) (Consolidation, Merger or Sale of Assets); and

Clauses (v), (vi), (vii), (viii) and (ix) of Section 6.01(a) (Events of Default).

All such deleted Sections and clauses are replaced with “[Intentionally Omitted]”.

(b) The first sentence of the second unnumbered paragraph of Section 3.02 (Notices to Trustee) of the Indenture is hereby deleted in its entirety and replaced with the following:

“Arch Coal shall give each notice to the Trustee provided for in this Section 3.02 in writing at least three days before the date notice is mailed to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period.”

(c) Section 3.04(a) (Notice of Redemption) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(a) At least three days but not more than 60 days before a date for redemption of Notes, Arch Coal shall mail a notice of redemption by first-class mail to each Holder to be redeemed and shall comply with the provisions of Section 12.02(b).”

(d) Section 4.17 (Reports to Holders) of the Indenture is hereby deleted in its entirety and replaced with the following:

“Section 4.17.                                       Reports to Holders.  Arch Coal shall comply with the provisions of TIA Section 314(a), as applicable.”

(e) Clause (2) of Section 5.01(c) (Consolidation, Merger or Sale of Assets) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(2)                             (A)                              either (x) the Subsidiary Guarantor shall be the Surviving Person or (y) the entity formed by such consolidation or into which the Subsidiary Guarantor is merged, expressly assumes, by a Guarantee or a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such surviving Person the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee; and

(B)                                the Surviving Person, if other than the Subsidiary Guarantor, is a corporation or limited liability company organized under the laws of the United States, any state thereof or the District of Columbia and immediately after giving effect to the transaction and any related Incurrence of Debt of, no Default or Event of Default shall have occurred and be continuing.”

Section 1.2  AMENDMENTS TO THE NOTES.

(a) The first sentence of Paragraph 6 of the Notes issued under CUSIP No. 03939RAB6 is hereby deleted in its entirety and replaced with the following:

“Notice of redemption will be mailed first-class postage prepaid at least three days but not more than 60 days before the Redemption Date to the Holder of this Note to be redeemed at the addresses contained in the Security Register.”

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1  CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2  INDENTURE.  Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Eleventh Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Eleventh Supplemental Indenture shall control.

Section 2.3  NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS ELEVENTH SUPPLEMENTAL INDENTURE.

Section 2.4  SUCCESSORS.  All agreements of the Company and the Guarantors in this Eleventh Supplemental Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Eleventh Supplemental Indenture shall bind its successors.

Section 2.5  COUNTERPARTS.  The parties may sign any number of copies of this Eleventh Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.  The exchange of copies of this Eleventh Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eleventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eleventh Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.6  SEVERABILITY.  In case any one or more of the provisions in this Eleventh Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7  THE TRUSTEE.  The Trustee accepts the amendments of the Indenture effected by this Eleventh Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eleventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

Section 2.8  EFFECTIVENESS.  The provisions of this Eleventh Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.  Notwithstanding the foregoing sentence, the provisions of this Eleventh Supplemental Indenture shall become operative only upon the purchase by the Company, pursuant to the Tender Offer, of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company, any Guarantor or any of their respective Affiliates), with the result that the amendments to the Indenture effected by this Eleventh Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur.  The Company shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur.

Section 2.9  ENDORSEMENT AND CHANGE OF FORM OF NOTES.  Any Notes authenticated and delivered after the close of business on the date that this Eleventh Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of December 13, 2013, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Eleventh Supplemental Indenture, dated as of December 13, 2013, by and among the Company, the Guarantors and the Trustee.  Reference is hereby made to such Eleventh Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10  EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed as of the day and year written above.

ARCH COAL, INC.
as Issuer

By:	/s/ John T. Drexler
Name:	John T. Drexler
Title:	Senior Vice President and
Chief Financial Officer

ACI TERMINAL, LLC
ALLEGHENY LAND COMPANY
ARCH COAL SALES COMPANY, INC.
ARCH COAL TERMINAL, INC.
ARCH COAL WEST, LLC
ARCH DEVELOPMENT, LLC
ARCH ENERGY RESOURCES, LLC
ARCH FLINT RIDGE, LLC
ARCH RECLAMATION SERVICES, INC.
ARCH WESTERN ACQUISITION CORPORATION
ARCH WESTERN ACQUISITION, LLC
ARCH WESTERN RESOURCES, LLC
ARK LAND COMPANY
ARK LAND KH, INC.
ARK LAND LT, INC.
ARK LAND WR, INC.
ASHLAND TERMINAL, INC.
BRONCO MINING COMPANY, INC.
CATENARY COAL HOLDINGS, INC.
COAL-MAC, INC.
COALQUEST DEVELOPMENT LLC
CUMBERLAND RIVER COAL COMPANY
HAWTHORNE COAL COMPANY, INC.
HUNTER RIDGE, INC.
HUNTER RIDGE COAL COMPANY
HUNTER RIDGE HOLDINGS, INC.
ICG, INC.
ICG, LLC
ICG ADDCAR SYSTEMS, LLC

Signature Page to Eleventh Supplemental Indenture

ICG BECKLEY, LLC
ICG EAST KENTUCKY, LLC
ICG EASTERN, LLC
ICG EASTERN LAND, LLC
ICG HAZARD, LLC
ICG HAZARD LAND, LLC
ICG ILLINOIS, LLC
ICG KNOTT COUNTY, LLC
ICG NATURAL RESOURCES, LLC
ICG TYGART VALLEY, LLC
INTERNATIONAL COAL GROUP, INC.
JULIANA MINING COMPANY, INC.
KING KNOB COAL CO., INC.
LONE MOUNTAIN PROCESSING, INC.
MARINE COAL SALES COMPANY
MELROSE COAL COMPANY, INC.
MINGO LOGAN COAL COMPANY
MOUNTAIN GEM LAND, INC.
MOUNTAIN MINING, INC.
MOUNTAINEER LAND COMPANY
OTTER CREEK COAL, LLC
PATRIOT MINING COMPANY, INC.
POWELL MOUNTAIN ENERGY, LLC
PRAIRIE HOLDINGS, INC.
SHELBY RUN MINING COMPANY, LLC
SIMBA GROUP, INC.
THUNDER BASIN COAL COMPANY, L.L.C.
TRITON COAL COMPANY, LLC
UPSHUR PROPERTY, INC.
VINDEX ENERGY CORPORATION
WESTERN ENERGY RESOURCES, INC.
WHITE WOLF ENERGY, INC.
WOLF RUN MINING COMPANY

By:	/s/ John T. Drexler
Name:	John T. Drexler
Title:	Vice President

Signature Page to Eleventh Supplemental Indenture

ARCH WESTERN BITUMINOUS GROUP, LLC
ARCH WESTERN FINANCE, LLC
ARCH OF WYOMING, LLC
MOUNTAIN COAL COMPANY, L.L.C.

By:	/s/ James E. Florczak
Name:	James E. Florczak
Title:	Vice President and Treasurer

Signature Page to Eleventh Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Brian J. Kabbes
Name:	Brian J. Kabbes
Title:	Vice President

Signature Page to Eleventh Supplemental Indenture